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                                                                    Exhibit 10.8

THIS AGREEMENT is made as of the 7th day of February, 2000

BETWEEN: Yak Communications Canada Inc., a corporation incorporated under the laws of Ontario (hereinafter called the "Client")and S.L.F. SALES LINKED FINANCE LTD., a corporation incorporated under the laws of Ontario (hereinafter called "SLF")

RECITALS:

WHEREAS Client desires to obtain financing by selling and assigning to SLF acceptable accounts receivable;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1.   DEFINITIONS

Capitalized terms, whenever used in this Agreement or in any Addendum referred to herein or attached hereto and not otherwise defined herein or therein, shall have the meanings ascribed thereto in Addendum no. l.

2.   OFFERS

2.1 Client may from time to time, at its option, offer to sell, transfer and assign Approved Accounts to SLF, [strike out the word "Approved" and initial the change if there are no minimum criteria for Accounts that are offered to SLF]

2.2 The performance by SLF of its obligations under this Agreement is, in addition to any other terms and conditions contained in this Agreement, subject to satisfaction of the following term and condition which is included herein for the sole benefit of SLF and which may be waived in whole or in part by SLF in its sole and absolute discretion:

     SLF shall have received the following in form and substance satisfactory to it:

     (a) copies of the charter documents, by-laws, shareholders agreement, if any, and resolution of the board of directors of Client authorizing the transactions herein contemplated certified to be true and complete by an officer of Client;

     (b) a certificate of incumbency of Client, together with specimen signatures of the signatories of Client;
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     (c)  certificates of good standing issued by appropriate government officials of the jurisdiction of incorporation of Client; and

     (d) such other certificates and documentation as SLF may request in a form satisfactory to SLF or SLF's legal counsel.

2.3 Each offer to sell Accounts to Client shall be in writing substantially in the form set out in the attached SCHEDULE OF ACCOUNTS (see Schedule "A") and shall be accompanied by the documents listed in Addendum no. 2(insert reference to Addendum no. 2 or 3).

2.4 Each offer to sell Accounts shall be subject to the terms and conditions of this Agreement and shall remain open for SLF's acceptance in writing for a period of five Business Days or such further period of time as SLF may agree in writing. Once an offer has been made, it shall be irrevocable by Client until SLF either accepts or declines to accept it in accordance with section 3.1. If SLF does not accept or decline to accept an offer within the period of time referred to above, SLF shall be deemed to have declined to accept the offer.

3.   ACCEPTANCE AND ASSIGNMENT

3.1 In relation to any Account offered to SLF by Client, acceptance shall be constituted by SLF's dispatching a confirmation to Client by facsimile, mail or courier in the form set out in the attached SCHEDULE OF ACCOUNTS (see Schedule "A") confirming SLF's agreement to purchase such Account, accompanied by a cheque payable to Client as hereinafter calculated as the Purchase Price. If requested in writing by Client, SLF may pay the Purchase Price for any Accounts purchased by it by wire transfer to Client's account with the bank indicated on the attached Schedule "B".

3.2 Upon SLF's acceptance of any Accounts offered to it by Client, such Accounts are hereby transferred and assigned to SLF, together with all rights under or in relation to the contracts to which the Accounts relate, including all liens or other rights in any Goods, materials or products that are to be supplied, all Instruments, Chattel Paper, Documents of Title, Securities, deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to the Instruments, Chattel Paper or Documents of Title, guarantees and security interests taken or held by Client to secure the performance of any or all of the obligations of the Account Debtor, and including all Proceeds thereof, and Client's right to rescind or terminate those contracts or to accept a return

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     of any Goods or other materials supplied under the contracts (collectively, the "Corresponding Rights"), and Client shall execute such other assignment documents to confirm same in a form provided by SLF. By the said assignment Client shall have transferred to SLF all of its right, title and interest in and to the Accounts and the Corresponding Rights purchased by SLF.

3.3 SLF is not obligated to buy any Account from Client and shall have no liability to Client or any Account Debtor as a result of its failure or refusal to purchase an Account.

3.4 Client hereby irrevocably appoints SLF as its attorney to execute (including the power to execute under Client's seal) and deliver in Client's name all instruments, Chattel Paper, Documents of Title, deeds or other documents that SLF may consider necessary or advisable in order to convey and perfect SLF's title in any Account purchased by it and/or in any Corresponding Rights and security in respect thereof, and may supply any endorsement to any cheque or other Instrument relating to an Account in order to obtain payment therefor, and the power of attorney granted hereby shall be deemed to be coupled with an interest.

3.5  If, for any reason whatsoever, the transfer and assignment referred to in section 3.2 is not fully and properly effected, until such time as an effective formal assignment of each Account and all Corresponding Rights purchased by SLF is made, Client shall be deemed to hold every Account and the Corresponding Rights relating to such Account in trust for SLF.

4.   PRICING AND PAYMENT

4.1 The purchase price for each Account purchased by SLF (the "Purchase Price") shall be equal to the outstanding amount remaining to be paid on the Invoice rendered in respect of that Account, net of taxes, penalties, duties, delivery charges or any other similar charges or amounts (the "Gross Face Value") less the discount set out in Schedule "B".

4.2 In determining the Gross Face Value of an Account, the outstanding amount remaining to be paid on the Invoice shall be reduced by an amount equal to all discounts available to the Account Debtor by virtue of such Account Debtor paying the Account in full prior to the latest date on which such Account Debtor is entitled to pay such Account before it falls into arrears.

4.3 If SLF receives any payment in respect of an Account which exceeds the monthly or periodic instalment payment on an Account (the excess portion being referred to hereinafter as a

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     "Periodic Overpayment") or which exceeds the Gross Face Value for that
     Account (the excess portion being referred to hereinafter as a "Matured Debt Overpayment"), and provided such Account did not fall into arrears at any time, SLF shall, subject to the rights of SLF and the Account Debtor to such excess amounts, refund the Overpayment to Client. All Periodic Overpayments and Matured Debt Overpayments shall be placed by SLF in any SLF account, including, but not restricted to, a reserve account. All such amounts held by SLF may be applied by SLF against charge-backs or any other Indebtedness and obligations of Client to SLF known or anticipated and, subject to section 4.4, no such amount held by SLF shall be paid to Client until any and all of such Indebtedness and obligations are fully paid and/or satisfied.

4.4 Provided Client has not failed to pay any outstanding Indebtedness of Client to SLF which is then due and owing and subject to any application of any Periodic Overpayment and/or Matured Debt Overpayment by SLF against charge-backs or any other obligations of Client to SLF known or anticipated, SLF shall pay to Client the Periodic Overpayment and/or Matured Debt Overpayment for each Account after SLF has received full payment in respect of such Account. Such payments shall be made within the first three Business Days of the month immediately following payment in full of the Account, unless otherwise agreed to in writing by SLF. Notwithstanding the foregoing, if, in SLF's sole and absolute opinion, there is an adverse change in the financial condition of Client or the Account Debtor in respect of which the Periodic Overpayment and/or Matured Debt Overpayment was made, or Client's or such Account Debtor's ability to pay any amounts owing, or to become owing in the future, to SLF has been impaired, worsened or diminished or threatens to do so (a "Credit Impairment"), SLF shall not be obligated to pay to Client any amount constituting a Periodic Overpayment or a Matured Debt Overpayment until it is satisfied that the Credit Impairment no longer exists.

4.5 The outstanding amount of Accounts purchased by SLF from Client and not yet paid for by its Account Debtors shall not exceed at any time the amount referred to in Schedule "B" as the "Purchase Limit".

4.6 SLF shall be entitled to deduct from the Purchase Price for the Accounts purchased by it as listed on each SCHEDULE OF ACCOUNTS (see Schedule "A") its standard wire transfer fee for all wire transfers and same-day or overnight courier service charges if Client requests that payment be delivered to it in such manner.

5.  REPRESENTATIONS AND WARRANTIES OF CLIENT

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5.1  As an inducement for SLF to enter into this Agreement, and with full knowledge that the truth and accuracy of the representations and warranties in this Agreement are being relied upon by SLF in purchasing Accounts hereunder, Client represents and warrants that:

     (a) Client is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation with adequate corporate power to enter into and perform its obligations under this Agreement and applicable schedules and addenda;

     (b) this Agreement and applicable schedules and addenda executed by Client have been duly authorized, executed and delivered by Client and constitute valid, legal and binding agreements, enforceable in accordance with their terms;

     (c) to Client's knowledge, no approval, consent or withholding of objection is required from any governmental authority with respect to the entering into and performance by Client of this Agreement and any applicable schedules and addenda to be executed by Client, or if any such approval is required, it has been obtained;

     (d) the entering into and performance of this Agreement and any applicable schedules and addenda does not violate any judgment, order, law or regulation applicable to Client or any provision of Client's Articles of Incorporation or By-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance, except Permitted Encumbrances, upon any of Client's assets or on the Accounts pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Client is a party or by which Client or Client's assets may be bound;

     (e) Client is duly qualified to carry on business in the Province/State of Ontario and all other jurisdiction(s) where it carries on business. Client is properly licensed and authorized to operate the business of under the trade name(s) of Yak Communications Canada Inc. and Client's trade name(s) has been properly filed and published as required by applicable law. Client has fulfilled all local, provincial or federal requirements of law in properly registering itself to do business at all addresses where its business is located;

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     (f)  no event of default (as set out in section 12.1) has occurred;

     (g) Client has made timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Revenue Canada as well as to any other federal, provincial and/or local tax authority as they become due;

     (h) all financial records, statements, books or other documents shown to SLF by Client at any time, either before or after the signing of this Agreement, are true, complete and accurate and represent the true financial condition of Client; and

     (i)  with respect to Account Debtors and Accounts:

          (i) Client is, at the time of purchase by SLF, the sole legal and beneficial owner of, and has undisputed title to, the Accounts and all Corresponding Rights purchased by SLF free and clear of all liens, charges, encumbrances and adverse claims;

          (ii) each Account offered to SLF and purchased by SLIT is an Approved Account, [strike out (ii) and initial the change if there are to be no minimum criteria for Accounts that are offered to SLF]

          (iii) to the best of Client's information and knowledge, each Account Debtor is solvent within the meaning of the Bankruptcy and Insolvency Act (Canada);

          (iv) Client has not received any notice, either verbal or written, of a Credit Problem concerning any of its Account Debtors which Credit Problem has not previously been disclosed in writing to SLF;

          (v) each Account Debtor is indebted to Client for the amounts set out in each Schedule "A" submitted to SLF from time-to-time;

          (vi) each Invoice, Purchase Order or other contract or instrument provided to SLF as evidencing the agreement between Client and its Account Debtor in respect of any Account sets forth and constitutes the entire agreement between Client and the Account Debtor with respect to the subject matter thereof, there being no

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                 other written or oral understandings or representations;

          (vii) at the time of purchase by SLF there has been no prepayment of payments or other monies payable under any Account except as expressly disclosed in writing to SLF;

          (viii) all covenants, conditions and obligations of Client and each Account Debtor under each Account offered to SLF, including, without limitation, all conditions precedent to the obligation of the Account Debtor to make the payments, have been performed and fulfilled by Client;

          (ix) as of the date of each offer, the Account Debtor has performed and fulfilled all covenants, conditions and obligations in respect of each Account and the Account Debtor has agreed to continue to perform and fulfill such covenants, conditions and obligations and has further agreed that its obligation to make all payments in respect of the Account shall be absolute and unconditional under all circumstances and shall not be affected by any right of set-off, counterclaim or defense the Account Debtor may have against Client, SLF or any other Person for any reason whatsoever;

          (x) each Invoice, Purchase Order or other contract or instrument provided to SLF as evidencing the agreement between Client and its Account Debtor in respect of any Account is in full force and effect and has not been amended, changed or modified and shall not be amended, changed or modified without the prior written consent of SLF;

          (xi) the Goods referenced in each Invoice, Purchase Order or other contract or instrument provided to SLF as evidencing the agreement between Client and its Account Debtor in respect of any Account have been duly delivered to the Account Debtor at the location specified in such Invoice, Purchase Order or other contract or instrument and the Account Debtor has duly inspected such Goods, found the same to be in good order, in full accordance with all of its specifications and requirements, and has

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                 accepted such Goods for all purposes of its agreement with
                 Client;

          (xii) the Goods referenced in each Invoice, Purchase Order or other contract or instrument provided to SLF as evidencing the agreement between Client and its Account Debtor in respect of any Account are presently located at the address indicated on Schedule" B";

          (xiii) the Account Debtor has agreed that neither the Invoice, Purchase Order or other contract or instrument provided to SLF as evidencing the agreement between Client and its Account Debtor in respect of any Account nor the assignment by Client of its rights under such Invoice, Purchase Order or other contract or instrument to SLF shall make SLF liable to perform or fulfill any covenants, conditions or obligations of Client under such Invoice, Purchase Order or other contract or instrument, all of which shall remain the responsibility of Client, and that the Account Debtor's sole remedy for breach of such covenants, conditions or obligations shall be against Client;

          (xiv) each Account Debtor has agreed not to assert against SLF any claim, set-off, counterclaim or defense the Account Debtor has, or may have, against Client, SLF or any other Person for any reason whatsoever;

          (xv) each Account offered for sale to SLF is an accurate and undisputed statement of indebtedness by Account Debtor to Client as a result of a bona fide and absolute sale of Goods to its Account Debtor (which Goods were delivered and accepted by its Account Debtor) or performance of service by Client to an Account Debtor, and such Goods were not provided to its Account Debtor on consignment, or on an approval or hold basis, or by way of guaranteed contract or subject to any other contingency and is for a certain sum which is due and payable in 30 days or less, or within such time as is agreed to, in writing by SLF and Client;

          (xvi) Client does not own, control or exercise dominion over, in any way whatsoever, the

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                 business of any Account Debtor in respect of which an Account is offered for sale by Client to SLF; and

          (xvii) Client has not transferred, assigned, pledged or granted a security interest in its Accounts or other personal property to any other party which Client has not fully disclosed in writing to SLF prior to the date of execution of this Agreement.

6.   COVENANTS OF CLIENT

6.1 In addition to any other covenants made by Client in favour of SLF hereunder, Client hereby covenants with SLF that so long as any Indebtedness remains outstanding:

     (a) it shall promptly notify SLF of any attachment, seizure or any other legal process levied upon or against Client and any information with respect to Account Debtors which indicates a Credit Problem, including, without restricting the foregoing, any attachment, seizure or any other legal process levied upon or against any Account Debtor;

     (b) it shall immediately upon the sale of any Account to SLF, make proper entries on its books and records disclosing the absolute sale of said Account to SLF;

     (c) it shall provide to SLF such waivers, subordinations, postponements or releases from third parties as may be requested by SLF;

     (d) it shall continue to make timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Revenue Canada as well as to any other federal, provincial and/or local tax authority as they become due;

     (e) it shall furnish, upon request by SLF, satisfactory proof of payment of any or all taxes required by law to be paid by Client;

     (f) it shall maintain such insurance covering Client's business and assets in amounts satisfactory to SLF and has arranged for SLF to be named as loss payee and additional named insured on such insurance policies;

     (g) it shall require its Account Debtors to maintain such insurance covering their businesses and assets, including the Goods in respect of which any Account has become payable to Client or SLF, in amounts satisfactory to SLF

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          and shall require its Account Debtors to arrange for SLF to be named as loss payee and additional named insured on such insurance policies if so requested by SLF;

     (h) SLF shall, upon 24 hours' notice, at any and all reasonable times during business hours have the irrevocable right to inspect, copy and use any and all records, whether in writing or electronically recorded, pertaining to the Accounts purchased by SLF and as to any other matters relevant to the obligations and rights of SLF hereunder and to make copies of all such records and enter into and upon the lands or premises where records pertaining to the Accounts may be located for the purpose of inspecting the same, subject to Client's work schedules and reasonable security procedures;

     (i) it shall, at its expense, protect and defend SLF's title to all Accounts and Corresponding Rights purchased by SLF against all Persons claiming against or through Client and shall, at all times, keep Client's assets free and clear from any legal process, pledges, commercial pledges, privileges, floating or fixed charges, judgments, distress or any analogous process, statutory liens or trusts, liens or encumbrances whatsoever (except Permitted Encumbrances, including any placed thereon by SLF or agreed to in writing by SLF) and shall give SLF immediate written notice thereof and shall indemnify and hold SLF harmless from and against any loss caused thereby. Client further agrees that it shall keep all Accounts and Corresponding Rights purchased by SLF free and clear of any and all liens, charges, and encumbrances which may be levied against or imposed upon such Accounts and Corresponding Rights as a result of the failure of Client for any reason to perform or observe any of the covenants and agreements required to be performed or observed by Client hereunder or under any Addendum referred to herein or attached hereto;

     (j) it shall provide written notice to SLF within 10 days of Client obtaining knowledge from any source, of the filing, recording or perfection by any means, of a non-consensual lien, claim or encumbrance against any property of Client;

     (k) it shall notify SLF in writing 30 days prior to any change in the location of Client's place(s) of business or if Client has or intends to acquire any additional place(s) of business, or prior to any change in the location of Client's chief executive office and/or the office or offices where Client's books and records concerning Accounts and Corresponding Rights are kept;

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     (l)  it shall maintain its working capital at all times such that the ratio of current assets to current liabilities of Client shall not be less than that set out in Schedule "B"; "current assets" and "current liabilities" as used herein shall mean the current assets and current liabilities, respectively, as shown on financial statements of Client prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (m) the ratio of debt obligations to equity of Client shall at all times not exceed that set out in Schedule "B"; "debt obligations" as used herein shall mean the aggregate of all debt incurred, assumed or guaranteed by Client or upon which Client has otherwise become liable as shown on the financial statements of Client prepared in accordance with generally accepted accounting principles applied on a consistent basis, but excluding obligations in respect of deferred taxes, and "equity" shall mean at any time the aggregate amount in respect of amounts paid up on capital of all classes, contributed surplus, retained earnings and the amount of any shareholder loans in respect of which the obligations and security have been fully subordinated and postponed in favour of SLF on terms and conditions acceptable to SLF in its sole discretion;

     (n) at all times the ratio of available cash flow to debt service expense of Client shall not be less than that set out in Schedule "B"; "available cash flow" for any financial period means earnings for such period before interest and debt service expense; and "debt service expense" for any financial period means all amounts paid or payable during such period in the nature of compensation for Indebtedness and obligations to any person, including interest and all similar amounts; plus the current portion of all principal repayments paid or payable;

     (o) the tangible net worth of Client, less amounts advanced to shareholders, directors or officers of Client, shall at all times be not less than that set out in Schedule "B"; "tangible net worth" as used herein shall mean the equity of Client (as defined above) less intangible assets, including the aggregate amount shown in respect of goodwill, trademarks, trade mark rights, tradenames, tradename rights, copyrights, patents, patent rights, patent licences, organization expenses, pre-production expenses, licences and franchises, unamortized debt discount and expense, share issue expense, prepaid

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          expenses, and the excess of cost of shares of subsidiaries over net book value of underlying assets at dates of acquisition;

     (p)  it shall:

          (i) set up and maintain accounting systems and books of account in accordance with generally accepted accounting principles and practices and, at any time upon request by SLF, furnish all such information concerning Clients affairs and business as SLF may reasonably require;

          (ii) as soon as practicable and in any event within 45 days after the end of each quarter of each fiscal year, deliver to SLF the interim unaudited financial statements of Client end of each subsidiary and affiliate of Client, including in each case a balance sheet, statement of profit and loss and a statement of changes in financial position, together with comparative figures for the corresponding period in the previous fiscal year;

          (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, deliver to SLF financial statements in a form satisfactory to SLF prepared by a firm of chartered accountants acceptable to SLF, which report shall review Client's annual financial statements and each subsidiary and affiliate of Client;

          (iv) as soon as practicable and in any event within 30 days after the end of each calendar month, deliver to SLF an aged list by Account Debtor of Client's and each of Client's subsidiaries' and affiliates' accounts receivable with a minimum monthly balance that exceeds the amount set out in Schedule "B"; and

     (q) so long as any obligations of Client to SLF remain outstanding and unless SLF otherwise consents in writing, Client shall not, nor shall it permit any subsidiary or affiliate of Client to, incur or commit or agree to incur capital expenditures or acquire or agree to acquire or lease any asset or property, which, in aggregate, exceed the amount set out in Schedule "B" per year; and

     (r)  if an event of default has occurred and a Monitor has been appointed,

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          (i)   disclose to the Monitor any information which it may have
                 concerning Client and its subsidiaries and affiliates and its business affairs;

          (ii) provide to the Monitor full access to Client's and its subsidiaries' and affiliates' business operations, or assets, books and records during normal working hours and instruct its bankers, accountants and other advisors and officers of any such company to release any and all information required; and

          (iii)  pay for the reasonable fees and disbursements of the Monitor.

6.2 In addition to any other covenants made by Client in favour of SLF hereunder, Client hereby covenants and agrees with SLF that so long as any Indebtedness remains outstanding it shall not, without the prior written consent of SLF:

     (a) pledge the credit of SLF, directly or indirectly, to any Person for any purpose whatsoever;

     (b) guarantee, indemnify or provide financial assistance to, directly or indirectly, any Person for any purpose whatsoever;

     (c) under any circumstances or in any manner whatsoever, interfere with any of SLF's rights under this Agreement;

     (d) for the term of this Agreement and for as long as any Indebtedness whatsoever remains owing by Client to SLF, factor or sell Accounts to any Person other than SLF;


     (e) change or modify the terms of any Invoice, Purchase Order or any other agreement or contract which gives rise to an Account purchased by SLF unless SLF first consents to such change in writing;

     (f) pledge or grant a security interest to any other party in its Accounts, Corresponding Rights or property for the term of this Agreement and for, as long as it is indebted to SLF hereunder; and

     (g) sell, lease, transfer or otherwise dispose of all or substantially all of its property or assets, or consolidate with or merge into or with any corporation or entity.

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7.   SECURITY

7.1 As a further inducement for SLF to enter into this Agreement and as continuing collateral security for the repayment of any and all Indebtedness and other obligations and liabilities whatsoever of Client to SLF, Client shall, and shall cause each of its affiliates and subsidiaries and the principals and shareholders of the Client and/or of any of its subsidiaries and/or affiliates to, execute and deliver to SLF such Security Documents as SLF may at any time or from time to time hereafter request, in each case within a reasonable time after the request therefor by SLF, and in each case in form and substance satisfactory to SLF and SLF's counsel. Client shall, and shall cause each of its affiliates and subsidiaries and the principals and shareholders of the Client and/or any of its subsidiaries and/or affiliates to, take such action and execute and deliver to SLF such agreements, conveyances, deeds and other documents and instruments as SLF shall request, and register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the sole and absolute opinion of SLF or SLF's counsel, necessary or advisable to constitute, perfect and maintain its security as a first ranking lien in all jurisdictions reasonably required by SLF, subject only to Permitted Encumbrances, in each case within a reasonable time after the request therefor by SLF, and in each case in form and substance satisfactory to SLF and SLF's counsel.

7.2 Client shall execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect it or its interest in any assets over which security has been granted by an Account Debtor to Client, including, without limitation, registration under the Personal Property Security Act (Ontario) in the Province of Ontario or under similar legislation in any other Province of Canada or jurisdiction necessary to perfect and preserve any security interest created under any agreement between Client and an Account Debtor.

7.3 Client acknowledges and agrees that SLF shall be entitled to execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect SLF's interest in the Accounts and Corresponding Rights purchased by it or in any assets over which security has been granted to SLF hereunder and under Security Documents, including, without limitation, registration under the Personal Property Security Act (Ontario) in the Province of Ontario or under similar legislation in any other Province of Canada or jurisdiction necessary to perfect and preserve any security interest of SLF created under this Agreement and under Security Documents. If the signatures of both Client and SLF are required in connection with the filing or registration of any such security interest, Client shall fully cooperate with SLF in respect of such filing or registration.

7.4 Client hereby waives receipt of, and the right to receive, a copy of any registered statement or verification statement with respect to statements filed or registered by SLF under any federal, provincial and/or state personal property security acts and the Civil Code of Quebec. To the extent not prohibited by any law applicable to and governing this Agreement, Client hereby waives the benefit of all provisions of any law, statute or regulation which would in any manner affect SLF's right and remedies hereunder.

8.   NOTIFICATION

8.1 Client's obligation, if any, to notify any Account Debtor of the sale/assignment to SLF of any Account owing by such Account Debtor to Client is set out in addendum no. 7 {insert reference to Addendum no. 6 or 7}.

9.   RECOURSE

9.1 SLF's entitlement to claim recourse, if any, against Client is set out in Addendum no. 9 {insert reference to Addendum no. 8 or 9}.

9.2 By giving written notice to Client with respect to an Account for which SLF is entitled to claim recourse, specifying the name of the Account Debtor and the amount remaining owing in respect of the Account, SLF may require Client to immediately repurchase the Account from SLF and the repurchase price in respect of that Account shall be the aggregate of the outstanding balance of the Account plus the interest payable under section 9.3 plus all costs and expenses of SLF, including legal fees on a solicitor-client basis, incurred by SLF in connection with such repurchase and any documents to be prepared or delivered in connection with same.

9.3 SLF shall be entitled to interest at a rate equal to the amount set out in Schedule "B", such interest to be payable from the day when the Account went into arrears until the day when payment in full is made by Client.

9.4 SLF may deduct any amount payable by Client under sections 9.2 and 9.3 from any amount payable to Client under this Agreement, and where such a deduction is made, Client shall be deemed to have made a repayment in respect of the repurchase of the Account.

9.5 Until such time as the repurchase price is paid or deemed to have been paid by Client, the Account and all rights, title and interest therein and in all security, Security Documents and Corresponding Rights relating thereto shall remain vested in SLF.

9.6 Where Client has paid in full the repurchase price with respect to an Account, then,

     (a) any remittance received by SLF thereafter in respect of that Account shall be paid by SLF to Client; and

     (b) upon the request and at the expense of Client, SLF shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, mortgages, transfers and assurances in law as Client may require in order to complete or perfect the re-assignment of the Account and all Corresponding Rights to which it relates or in any security relating thereto.

10.  DISPUTES WITH ACCOUNT DEBTORS

10.1 Client shall promptly notify SLF of any dispute between Client and an Account Debtor concerning an Account (an "Account Debtor Dispute").

10.2 Client shall promptly issue credit notes for returned Goods as accepted by Client from any Account Debtor and provide SLF with a copy of any credit note issued by Client to an Account Debtor as soon as that credit note is issued. SLF shall continue to have a protected security interest in returned Goods until SLF has received payment in full of all Indebtedness relating to an Account in respect of which Goods have been returned. In addition, Section 10.3 shall apply mutatis mutandis to returned Goods as if the returned Goods were repossessed Goods.

10.3 At SLF's request and notwithstanding the purchase by SLF of the Accounts in respect of which there is a dispute, Client shall exercise its rights as an unpaid vendor including Client's right of repossession, if any, with respect to any Account purchased by SLF Repossessed merchandise recovered from Account Debtors in respect to which there are monies due and owing to SLF pertaining to an Account purchased by SLF from Client shall be held by Client in trust for SLF until such time as SLF is paid in full with respect to any Indebtedness due and owing to SLF from Client and, at SLF's request, Client shall use Client's best efforts to sell such merchandise for SLF. Notwithstanding the repossession and sale of any Goods by Client in accordance with this section and for greater clarity, Client is not an employee or agent of SLF; Client and SLF are not partners or joint venturers with each other, and nothing herein shall be construed so as to make Client and SLF partners or joint venturers, to make Client an employee or agent of SLF or to impose any liability as partner, joint venturer, employer or employee or principal or agent on Client or SLF, as the case may be.

10.4 Client shall not institute legal or collection proceedings against any Account Debtor from whom monies are due and owing to SLF with respect to an Account purchased by SLF without obtaining SLF's prior written consent thereto.

10.5 SLF may commence legal or collection proceedings in respect of any unpaid Account upon providing prior notice to Client. In cases of urgency, SLF may commence such proceedings in its discretion without providing notice to Client. Upon SLF advising Client of its intention to commence proceedings, Client may instruct SLF not to proceed accompanied by payment in full to SLF from Client of the total amount due and owing to Client from such Account Debtor together with all interest accrued thereon and all costs and expenses of SLF, including legal fees on a solicitor-client basis, incurred by SLF in connection with such proceedings and any documents to be prepared or delivered in connection with same. SLF may take any action it deems appropriate to collect any Account from any Account Debtor.

10.6 Whether or not, under the terms of this Agreement or any Schedule or Addendum referred to herein or attached hereto, or as a result of any breach of any term, condition, representation or warranty contained in this. Agreement or any Schedule or Addendum referred to herein or attached hereto, Client is responsible, in whole or in part, with respect to payment of any Account or any deficiency thereof, SLF, without consultation or notice to Client, may, but is not obligated to, settle or compromise any dispute with an Account Debtor. Such settlement or compromise shall not relieve Client of its responsibility for payment to SLF in full of any amount owing by it to SLF.

10.7 Where an Account purchased by SLF is, in the sole and absolute opinion of SLF, an Account for which SLF is entitled to recourse, SLF may charge back to Client the amount of such Account by giving written notice to that effect to Client, and sections 10.1 to 10.6 shall apply, with the necessary modifications, to the repurchase of the Account by Client.

10.8 Mistaken, incorrect and/or erroneous invoicing, submitted by Client to SLF may, at SLF's discretion, be deemed an Account Debtor Dispute and be charged-back to Client.

10.9 SLF shall identify in writing all charge-backs when taken and provide to Client a written statement thereof. Said statement shall be deemed an "Account Stated" between Client and SLF.

11.  POWER OF ATTORNEY

11.1 In order to carry out this Agreement, Client irrevocably appoints SLF or any Person designated by SLF, its attorney or agent with power to:

     (a) notify Account Debtors that Client's Accounts have been assigned to SLF and that SLF has a security interest therein;

     (b) direct Client's Account Debtors to make payment of all Accounts directly to SLF and forward invoices directly to such Account Debtors;

     (c) strike out Client's address on all invoices and other documents relating to Accounts and Corresponding Rights mailed to Account Debtors and put SLF's address on such invoices and documents;

     (d) receive, open and dispose of all mail addressed to Client at SLF's address;

     (e) endorse the name of Client on any cheques, Instruments, Documents of Title, Chattel Paper or Security that may come into the possession of SLF in respect of Accounts purchased by SLF or pursuant to default on any other documents relating to any of the Accounts, Corresponding Rights or to Collateral;

     (f) register, file or record in all jurisdictions any notice or financing statement in all offices where such registration, filing or recording is, in the sole and absolute opinion of SLF or SLF's counsel, necessary or advisable to constitute, perfect and maintain SLF's interest in Accounts and/or in any Corresponding Rights;

     (g) in Client's name, or otherwise, demand, sue for, collect and give releases for any and all monies due or to become due on Accounts;

     (h) compromise, prosecute or defend any action, claim or proceeding as to said Accounts; and

     (i) do any and all things necessary and proper to carry out the purpose intended by this Agreement and to protect SLF's interest in the Accounts, Corresponding Rights and other Collateral.

11.2 The power of attorney granted hereby shall be deemed to be coupled with an interest.

11.3 SLF shall not be liable or responsible to Client in any way whatsoever for any claims, costs, losses, damages of any kind, including, but not limited to, liability for any fundamental breach of this Agreement and regardless of the form of action, loss or damage suffered by Client as a result of any actions taken or not taken by SLF pursuant to this Agreement, including any loss or damage arising by virtue of SLF collecting or attempting to collect any Accounts from Account Debtors and any special, indirect, incidental or consequential damages which Client may incur or experience on account of entering into or relying upon this Agreement.

12.  DEFAULT

12.1 Any one or more of the following shall constitute an event of default hereunder:

     (a) Client shall become insolvent or commit an act of bankruptcy or make an assignment or bulk sale of its assets;

     (b) Client shall admit in writing or verbally its inability to pay its debts as they become due;

     (c) any proceedings are taken with respect to a compromise or arrangement with any one or more of Client's creditors, or to have Client declared bankrupt or wound up, or to have a receiver or receiver and manager appointed with respect to Client or any of Client's assets;

     (d) receipt by Client of a notice of intention under section 244 of the Bankruptcy and Insolvency Act (Canada);

     (e) Client terminates, discontinues or suspends the operation of its business;

     (f) any Person takes possession of any property of Client by way of or in contemplation of enforcement of security, or a distress or execution or similar process is levied or enforced against any property of Client;

     (g) any change in the legal or beneficial ownership or control of Client occurs without SLF's prior written consent;

     (h) any representation or warranty made by Client herein or in any document, financial statement or certificate furnished or to be furnished by Client in connection herewith shall prove to be incorrect;

     (i) in SLF's sole and absolute opinion, there is a material adverse change in Client's financial condition or Client's ability to pay any amounts owing to SLF has been impaired, worsened or diminished or threatens to do so;

     (j)  Client fails to pay any Indebtedness to SLF when due; or

     (k) Client breaches any term, provision, covenant, warranty or representation under this Agreement, or any representation, warranty, report or other statement made by or on behalf of Client contained in this Agreement, including, but not limited to, financial statements, schedules, Schedules of Accounts, required forms or other statements furnished by Client or in any other agreements, contracts between Client and SLF or obligation of Client to SLF shall be false, erroneous or misleading in any respect.

12.2 In the event of any default, SLF may do any one or more of the following without notice or demand to Client except as expressly required under this
     Agreement:

     (a)  declare any and all Indebtedness immediately due and payable in full;

     (b) deem all outstanding Accounts to be the subject of Account Debtor Disputes and exercise its rights of recourse in connection with such Accounts;

     (c) notify any Account Debtors, take possession of Collateral and collect any Accounts, all without judicial process;

     (d) require Client to assemble the Collateral and all deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to Accounts and Corresponding Rights and make them available to SLF at a place designated by SLF;

     (e) take control in any manner of any reclaimed, rejected, returned, replevied, stopped in transit or redeposited Goods relating to any Account;

     (f) enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts, Corresponding Rights and any other Collateral;

     (g) exercise all or any of the rights and remedies of a secured party under the Personal Property Security Act (Ontario) or as a creditor under any other applicable law or at equity;

     (h) grant extensions, compromise claims and settle Accounts for less than face value, without prior notice to Client;

     (i) use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copy-right, patent right or technical process used or utilized by Client;

     (j) return any surplus realized to Client after deducting the reasonable expenses, and attorneys fees incurred by SLF in resolving said default;

     (k)  hold Client liable for any deficiency;

     (l) appoint by instrument in writing, or institute proceedings in any court of competent jurisdiction for the appointment of, any Person (including SLF) or Persons to be a receiver or receiver and manager (a "Receiver") of all or any part of the Collateral. SLF may remove or replace the Receiver from time to time, and appoint another Person or Persons in its stead or make application to a court of competent jurisdiction to do so. Subject to the provisions of the instrument or court order appointing the Receiver, the Receiver so appointed or replaced shall have, possess and may exercise all or any part of the rights, powers and remedies of SLF (whether conferred upon SLF by this Agreement or otherwise). For greater certainty, where SLF is referred to in this Agreement, the term shall, where the context permits, include the Receiver so appointed or replaced and the officers, employees, servants or agents of SLF and the Receiver;

     (m) request, by instrument in writing, that Client appoint, or institute proceedings in any court of competent jurisdiction for the appointment of, any Person (including SLF) or Persons to monitor the activities of Client generally and to verify compliance by Client of its obligations hereunder (a "Monitor");

       (n) charge interest on any Indebtedness outstanding at the highest rate permissible by law, which interest shall become part of and added to the Indebtedness; and
       (o) exercise any rights and remedies available to it in respect of Accounts and/or Corresponding Rights under all Security Documents referred to in section 7.1.

12.3 All rights, remedies and powers granted to SLF herein and/or in any Addendum referred to herein or attached hereto are cumulative and may be exercised concurrently or separately from time to time with such other rights as SLF may have. These rights afforded SLF shall be in addition to any rights OR remedies provided for elsewhere in this Agreement or available in law or equity and may be exercised from time to time as to all or any part of the pledged Collateral as SLF in its discretion may determine.

12.4 In the event of any default, SLF shall not be required or be under any obligation to marshall any assets in favour of Client or any guarantor or any other party.

13.    INDEMNITY

13.1 Client shall indemnify and hold SLF harmless from any and all liability, obligations, claims, losses, damages, actions and suits, costs and expenses in any way relating to or resulting from this Agreement or any Addendum referred to herein or attached hereto, including, without limitation, counsel fees, costs of suit and interest which SLF may incur due to the failure of Client to perform any of its obligations under this Agreements or under any Addendum referred to herein or attached hereto and including, without limitation, the failure of Client to pay withholding taxes due and payable to any taxing authority. If Client fails to perform any of its obligations, SLF may, but shall not be obligated to, perform any of those obligations, and Client shall pay to SLF, immediately upon written demand, an amount equal to the expense incurred by SLF in performing those obligations.

13.2 Client shall indemnify and hold SLF harmless against any claim whatsoever by an Account Debtor against SLF or arising from SLF collecting or attempting to collect any monies in respect of any Account.

14.    TERMINATION

14.1 This Agreement shall continue in full force and effect until terminated by 30 {delete two of the three options and initial the change} days prior written notice by either party.

14.2 Notwithstanding termination of this Agreement, Client shall continue to be available to SLF for the full and prompt payment of Accounts purchased by SLF hereunder which are then outstanding and unpaid, disputed or undisputed, and in respect of which, under the terms hereof, Client is liable to SLF, as well as for any other Indebtedness due to SLF from Client. SLF shall continue to have a security interest in the Collateral of Client, including any security interest granted under any Security Document, until all such Indebtedness of Client to SLF is paid in full.

15.    GENERAL

15.1 Client and SLF hereby acknowledge and agree that all schedules and addenda attached hereto or referenced herein shall be read with and be deemed to be part of this Agreement as if they were contained in one agreement.

15.2 All provisions in this Agreement, or in any Schedule or Addendum referred to herein or attached hereto, to "Goods" shall be read mutatis mutandis so as to include any "services" provided by Client to Account Debtors.

15.3 If any of Client's shareholders, directors or officers have any interest, directly or indirectly, in any of Client's Account Debtors, Client shall notify Client in advance of such interest prior to its purchasing an Account with respect to such Account Debtor.

15.4 All notices and other communications which may be given to any party pursuant to this Agreement shall be given or made in writing and shall be served personally or by telecopier or mailed by prepaid and registered mail (return receipt requested) addressed to such party at its usual business address or to such other address or in care of such other Persons as any party may from time to time advise the other by notice in writing. The date of receipt of any such notice or communication shall be deemed to be the date of delivery thereof if served personally or, if served by telecopier, the date of transmission thereof or, if mailed as aforesaid, the date next following the first Business Day next following the date of posting. In the event of interruption of one or more of the forms of communication listed above for any reason, the parties shall use a form of communication which is not so interrupted with the intent that the form of communication used will give the addressee timely notice of the communication.

15.5 Any amounts owing by Client to SLF hereunder shall be payable to SLF without the necessity of demand.

15.6 SLF shall be at liberty to appropriate any payment made to, or monies received by, SLF from Client, including any monies in any reserve account, to any portion of the amounts due or to become due under this Agreement or in respect of any Account, and from time to time to revoke or alter any such appropriation, all as SLF may from time to time in its sole discretion determine.

15.7 Each party hereto shall from time to time execute, draw, endorse and deliver all such instruments and documents and do all such acts and things as the other party hereto may reasonably deem necessary or desirable for the purposes of carrying into effect any or all of the provisions of this Agreement or any documents delivered hereunder or of securing the fulfilment of all the obligations of one party to the other party hereunder.

15.8 No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the given purpose. No notice to any party in any case shall entitle the other party to any other or further notice in similar or other circumstances.

15.9 Any provisions of this Agreement or any documents delivered hereunder prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

15.10 This Agreement and the schedules and addenda attached hereto shall constitute the entire agreement between the parties hereto with respect to the matters described herein and shall supersede all prior, agreements, arrangements, undertakings, understandings, collateral agreements and representations, whether oral or written, relative to such matters. This Agreement shall not be amended except by an amending agreement in writing signed by the parties hereto.

15.11 The undersigned hereby confirm their express wish that this Agreement and any documents related hereto be drawn up in English only and declare themselves to be satisfied therewith, without prejudice to any documents which may, from time to time, be drawn up in French only or in both French and English. Les soussignes confirment leur volonte expresse de voir la presente convention et tous les documents s'y rattachant rediges en anglais seulement et s'en declarent satisfaits, le tout, cependant, sous reserve de tout document qui pourrait a l'occasion etre redige en francais seulement ou a la fois en francais on en anglais.

15.12 Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders. Where used herein, the word "or" is disjunctive but not necessarily exclusive.

15.13 All section headings in this agreement are for convenience only and do not form part of this Agreement.

15.14 This Agreement shall enure to and be binding upon the parties hereto, their successors, permitted assigns, trustees and legal representatives.

15.15 SLF may assign its interest in this Agreement to any Person without the prior written consent of Client. Client may not assign its interest in this Agreement to any Person without the prior written consent of SLF.

15.16 Except as is prohibited by law, SLF shall be entitled to charge Client for all costs and expenses incurred by SLF in connection with this Agreement, including, without limitation, the costs of obtaining credit reports on Client or its Account Debtors, attorneys fees (on a solicitor-client basis) and costs incurred by SLF in the negotiation, preparation and execution of this Agreement and any documents related thereto and in the prosecution or enforcement of any of SLF rights, claims or causes of action which arise out of, relate to or pertain to this Agreement and the Indebtedness, including all attorney's fees, interest and other costs and expenses incurred in connection with any bankruptcy or insolvency proceeding involving Client. Such costs and expenses and attorney's fees incurred shall be paid on demand by Client.

15.17 Except where otherwise expressly provided, all amounts in this Agreement and/or in any Addendum attached or referred to herein are stated and shall be paid in Canadian currency.

15.18  Client acknowledges receipt of a true copy of this Agreement.

15.19 This Agreement becomes effective when it executed in the places indicated below by authorized representatives of Client and SLF.

15.20 This agreement shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes, including matters of construction, validity, performance and enforceability be governed by the laws of such Province, and the courts of such Province shall have exclusive jurisdiction over all matters arising in connection herewith. Client hereby consents to the exclusive jurisdiction of the courts located within the Province of Ontario and hereby unconditionally waives its right to a jury trial in any suit or proceeding arising under or relating to this Agreement.

15.21 CLIENT ACKNOWLEDGES AND CONFIRMS THAT IT HAS REVIEWED THE CONTENTS OF THIS AGREEMENT AND ALL ADDENDA ATTACHED OR REFERRED TO HEREIN, THAT IT HAS HAD AN OPPORTUNITY TO SEEK THE ADVICE OF LEGAL AND OTHER COUNSEL OR TO EXECUTING THIS AGREEMENT AND THAT IT HAS AVAILED ITSELF OF SUCH OPPORTUNITY AND OBTAINED WHATEVER ADVICE NECESSARY TO ENSURE THAT IT FULLY UNDERSTANDS AND APPRECIATES ITS RIGHTS AND OBLIGATIONS HEREUNDER.
EXECUTED AND ACCEPTED this 7th day of February, 2000.

/s/ S.L.F. SALES LINKED FINANCE LTD.


By:


{insert Client's full corporate name}

/s/ Yak Communications Canada Inc.

By:

                                 ADDENDUM NO. 1
                          (SECTION 1 OF THEE AGREEMENT)

DEFINITIONS


This addendum, as referenced in the agreement dated February 7, 2000 between Yak Communications Canada Inc. and Sales Linked Finance Ltd. (the "Agreement"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized terms, whenever used in the Agreement, shall have the following meanings:

"Accessions" means goods that are installed in or affixed to other goods;

"Account" means any right to payment for Goods sold or leased and delivered, or for service(s) rendered;

"Account Debtor" means a person who is obligated to pay an Account or who is obligated to pay on Chattel Paper or on an Instrument constituting Collateral;

"Account Debtor Dispute" means a claim by Account Debtor against Client of any kind whatsoever that reduces the amount collectible from Account Debtor by SLF. An Account Debtor Dispute may arise from any kind of disagreement between Account Debtor and Client whatsoever, whether valid or invalid, and may arise at any time, both before or after the signing of this Agreement or the purchase of the Account by SLF;

"Account Debtor Default" has the meaning ascribed thereto in Addendum no. 7;

"Agreement", "this Agreement", "herein", "hereof", "hereunder" or other like words means the Agreement together with the schedules and addenda attached thereto and any other agreement supplementary or ancillary thereto;

"Approved Account" means an Account which meets all of the criteria listed in Addendum no. 10;

"Business Day" means a day other than a Saturday, Sunday or any other day on which banks are authorized or obligated to close under the laws of Canada or the laws of the Province of Ontario;

"Collateral" means all the assets and undertaking of the Client and in all Chattel Paper, Documents of Title (whether or not negotiable), Goods, Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of the

Client (including such as may be returned to or repossessed by the Client) or in respect of which the Client now has or subsequently acquires an interest or of which the Client may hereafter become possessed or to which the Client may hereafter become entitled and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor and in all real property of the Client including, without limitation, the following:

(a) all inventory of whatever kind and wherever situated now owned or hereafter acquired or reacquired by the Client including, without limitation, all Goods, merchandise, raw materials, Goods in process and finished Goods held for sale, lease or resale or furnished or to be furnished under contracts for service or used or consumed in the Client's business (collectively, the "Inventory");

(b) all equipment of whatever kind and wherever situated now owned or hereafter acquired by the Client including, without limitation, all tools, machinery, apparatus, furniture, plant, fixtures and vehicles of whatsoever kind and all purchase warranties, manufacturer's claims, drawings, specifications, plans and manuals relating thereto (collectively, the "Equipment");

(c) all Accounts, debts, dues, claims, choses in action and demands of every kind howsoever arising or secured and whether or not earned by performance, including letters of credit and advices of credit, that are now due, owing or accruing or growing due to or owned by or that may hereafter become due, owing or accruing or growing due to or owned by the Client, and also all Securities, security interests, guarantees, mortgages, bills, notes, instruments, writings and other documents that are now held or owned or that may hereafter be taken, held or owned by or on behalf of the Client in respect of such Accounts, debts, dues, claims, choses in action and demands or any part thereof (collectively, the "Rights to Payment");

(d) all deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to the Rights to Payment, Chattel Paper or Documents of Title;

(e) all contractual and other rights, claims under policies of insurance, causes of action, franchises, licences, goodwill, inventions, patents, patent rights, designer rights, trademarks, trade names, copyrights, processes, formulae, industrial designs, trade secrets, know-how and other industrial and intellectual property rights, whether registered or unregistered and whether under licence or otherwise; and

(f) all property described in any schedule or addendum now or hereafter annexed hereto;

"Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

"Corresponding Rights" has the meaning ascribed thereto in section 3.2 of the Agreement;

"Credit Impairment" has the meaning ascribed thereto in section 4.4 of the Agreement and Addendum no. 4;

"Credit Problem" means, in the sole and absolute opinion of SLF, Account Debtor is unable to pay its debts because of its bankruptcy insolvency or bona fide inability to pay and, for greater clarity, does not include a situation in which an Account Debtor is able but unwilling to pay;

"Documents of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the baileeis possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers;

"Goods" means tangible personal property other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures, growing crops, the unborn young of animals, timber to be cut, and minerals and hydrocarbons to be extracted and, for the purposes of the Agreement, shall include all parts, accessories, attachments, special tools, additions and Accessions thereto;

"Equipment" has the meaning ascribed thereto in the definition of "Collateral";

"Gross Face Value" has the meaning ascribed thereto in sections 4.1 and 4.2 of the Agreement;

"Indebtedness" means any and all obligations, indebtedness and liability of the Client to SLF (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, whether otherwise secured or not and whether incurred by or arising from agreement or dealings between the Client and an Account Debtor or from any agreement or dealings with any third party by which the Client may be or become in any manner whatsoever a creditor of an Account Debtor and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Client is bound alone or with another or others and whether as principal or surety and including, without limiting the foregoing, all principal, interest, charges, costs, expenses and fees (including attorneys' fees on a solicitor-client basis) owing by Client under the Agreement;

"Instruments" means,

(a) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

(b) a letter of credit, and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment there under,

but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

"Intangibles" means all personal property, including chosen-in-action, that is not Goods, Chattel Paper, Documents of Title, Instruments, Money or Securities;

"Inventory" has the meaning ascribed thereto in the definition of "Collateral";

"Invoice" has the meaning ascribed thereto in Addendum no. 2 or 3, as applicable;

"Matured Debt Overpayment" has the meaning ascribed thereto in section 4.3 of the Agreement;

"Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

"Monitor" has the meaning ascribed thereto in section 12.2(m) of the Agreement;

"Permitted Encumbrances" means:

(a) liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by Client or in respect of which Client has established on its books reserves considered by it and its auditors to be adequate therefor;

(b) construction, mechanicsi, carriersi, warehousemenis and materialmenis liens and liens in respect of vacation pay, workersi compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which Client has not received written notice of a lien;

(c) deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in (b) above;

(d) any liens, security interests, encumbrances or other charges in favour of SLF;

(e) any liens, security interests, encumbrances or other charges ranking subordinate to the security interests of SLF;

(f)  Purchase Money Security Interests;

(g) any lien, other than a construction lien, payment of which has been provided for by deposit with a bank of an amount in cash or the obtaining of a surety bond or letter of credit satisfactory to SLF, sufficient in either case to pay or discharge such lien or upon other terms satisfactory to SLF; and

(h)  any other lien which SLF approves in writing as a Permitted Encumbrance;

"Person" includes an individual, corporation, partnership, trust, unincorporated association or any government, Crown corporation or governmental agency or authority, or any combination of the above;

"Purchase Money Security Interests" means,

(a) a security interest taken or reserved in collateral to secure payment of all or part of its price, or

(b) a security interest taken by a person who gives value for the purpose of enabling the debtor to acquire rights in or to collateral to the extent that the value is applied to acquire the rights,

but does not include a transaction of sale by and lease back to the seller,

"PPSA" means the Personal Property Security Act (Ontario) and all regulations made pursuant thereto;

"Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with collateral or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to the collateral or proceeds therefrom and shall, by way of example, include trade-ins, equipment, cash, bank accounts, notes, Chattel Paper, Goods, contract rights, Accounts and any other personal property or obligation received when such collateral or the proceeds thereof is sold, exchanged, collected or otherwise disposed of;

"Purchase Orders" has the meaning ascribed thereto in Addendum no. 2 or 3, as applicable;

"Purchase Price" has the meaning ascribed thereto in section 4.1 of the Agreement;

"Receiver" has the meaning ascribed thereto in section 12.2(1) of the Agreement;

"Reserve" has the meaning ascribed thereto in Addendum no. 4; and

"Securities" means documents that are,

(a)  issued in bearer, order or registered form;

(b) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment;

(c) one of a class or series or by its terms is divisible into a class or series of documents; and

(d) evidence of a share, participation or other, interest in property or in an enterprise or is evidence of an obligation of the issuer,

and includes an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario); and

"Security Documents" means, collectively, any agreements, instruments and documents delivered from time to time (both before and after the date of the Agreement) to SLF by Client and/or any of its subsidiaries and/or affiliates, or by the principals or shareholders of the Client and/or any of its subsidiaries or affiliates, for the purpose of establishing, perfecting, preserving or protecting the interest of SLF in the Accounts and Corresponding Rights purchased by SLF and in respect of all amounts outstanding under the Agreement and/or under any Addendum referred to therein or attached thereto or any other Indebtedness, including, without limitation, guarantees, debentures, general security agreements, general assignments of receivables and share pledge agreements.

EXECUTED AND ACCEPTED this 7th day of August, 2000.

/s/ S.L.F. SALES LINKED FINANCE LTD.


By:_____________________________

insert Client's full corporate name

/s/ Yak Communications Canada Inc.

By:_____________________________

                                ADDENDUM NO. 3
                        (SECTION 2.3 OF THE AGREEMENT)

NON-NOTIFICATION (For use when "notification" is not to be provided to Client's customer)

This addendum, as referenced in the agreement dated February 7, 2000 between Yak Communications Canada Inc. and Sales Linked Finance Ltd. (the "Agreement"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum no. 1.

Each offer to sell Accounts to Client shall be accompanied by:

(a)  evidence of insurance in accordance with sections 6.1 (f) and 6.1(g);

(b) the original purchase orders in respect of the Accounts (the "Purchase Orders") as delivered by Client's Account Debtor;

(c) the original invoice relating to each Account and Purchase Order (an "Invoice");

(d) Client's copies of financing statements or other registrations effected in connection with Corresponding Rights;

(e) any Document of Title, Instruments of payment, Security, guarantees or other relevant documentation being, comprising or evidencing Accounts and Corresponding Rights;

(f)  a copy of any outstanding credit memorandum issued to an Account Debtor;

(g) the bill of lading for each shipment, with acceptance of delivery noted thereon, which gives rise to each Account;

(h) particulars of any credit arrangement granted to the Account Debtor, together with copies of credit agency, bank and trade reports; and

(i) such other certificates and documentation as SLF may request in a form satisfactory to SLF or SLF's legal counsel.

(IF ANY OF THE ITEMS LISTED ABOVE DO NOT APPLY, PLEASE STRIKE OUT THAT ITEM AND PLACE YOUR INITIALS IN THE MARGIN.)
EXECUTED AND ACCEPTED this 7th day of August, 2000.

/s/ S.L.F. SALES LINKED FINANCE LTD.


By:_____________________________

insert Client's full corporate name

/s/ Yak Communications Canada Inc.

By:_____________________________

                                ADDENDUM NO. 5
                                  (OPTIONAL)

REBATES                         (For use when "rebates" are offered to a Client)

This addendum, as referenced in the agreement dated February 7, 2000 between Yak Communications Canada Inc. and Sales Linked Finance Ltd. (the "Agreement"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum no. 1.

As an inducement to Client to sell to SLF only Accounts in respect of which prompt payments can be expected directly from Account Debtors, SLF shall pay to Client a rebate in respect of each Account purchased by it calculated as a percentage of the amount by which such Account had been discounted. Such rebates shall result in the net discounts listed on Schedule "A" attached hereto and shall be paid to Client only if the Account has been paid in full and all payments in respect of the Account have been made to SLF on the dates they first became due and owing; any rebate owing to Client may be retained by SLF at SLF's sole and absolute discretion as further security for payment of any and all obligations and Indebtedness owing by Client to SLF and may be applied against such other obligations and Indebtedness as it sees fit.

EXECUTED AND ACCEPTED this 7th day of February, 2002.

/s/ S.L.F. SALES LINKED FINANCE LTD.


By:_____________________________


insert Client's full corporate name

/s/ Yak Communications Canada Inc.

By:_____________________________

                        SCHEDULE "A" TO ADDENDUM NO. 5


-------------------------------------------------------------------------------
                  Days Out                                 % Charged
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                    1-30                                0.06 % per day
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                   31-60                                0.07 % per day
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                   61-90                                0.10 % per day
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      90 +                              FULL RECOURSE
-------------------------------------------------------------------------------

                                ADDENDUM NO. 7
                        (SECTION 8.1 OF THE AGREEMENT)


NON-NOTIFICATION (For use when "notification" is not to be provided to Client's customer)

This addendum, as referenced in the agreement dated February 7, 2000 between Yak Communications Canada Inc. and Sales Linked Finance Ltd. (the "Agreement"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum no. 1.

NOTIFICATION

1. Client agrees that it shall not be obligated to notify any Account Debtor of the sale/assignment to SLF of any Account owing by such Account Debtor to Client, and SLF agrees that it shall likewise refrain from notifying each such Account Debtor, unless such Account Debtor fails to make a payment in respect of an Account on the date that such payment becomes due and owing (an "Account Debtor Default") or upon the occurrence of an event of default as described in section 12 of the Agreement. In the event of an Account Debtor Default or the occurrence of an event of default as described in section 12 of the Agreement, SLF shall be entitled to advise any or all Account Debtors that all future payments in respect of Accounts purchased by SLF are to be made only to SLF directly.

2.   Unless an Account Debtor Default or an event of default as described in section 12 of the Agreement has occurred and SLF has exercised its right to notify an Account Debtor of the sale/assignment to SLF of the Account owing by such Account Debtor to Client, each Account purchased by SLF shall be administered and collected by Client in trust for SLF.

3. SLF may, at any time after an Account Debtor Default or an event of default as described in section 12 of the Agreement, designate itself or any other Person as the administrator or collector to succeed the Client as administrator and collector in respect of any Account(s) purchased by SLF.

4. For as long as Client is obligated to administer and collect Accounts in trust for SLF, Client shall remit to SLF all monies received by it in respect of Accounts purchased by SLF, no later than the three Business Days following receipt of such monies by the Client, whether or not the Client has collected such payments from its Account Debtors.

5. As amounts become due in respect of Accounts purchased by SLF the Client shall receive and hold all such amounts in trust for SLF and they shall be held by Client in a segregated account, separate and apart from the property of Client, until such amounts are remitted to SLF in accordance with section 4.

6. Subject at all times to section 10 of the Agreement, the Client, in its capacity as administrator and collector of Accounts on behalf of SLF, shall, unless SLF directs otherwise, take or cause to be taken all such actions as may be reasonably necessary or advisable from time to time to collect the Accounts purchased by SLF, including, without limitation, billing such Accounts monthly in advance, the repossession and sale of the goods delivered in respect of any Account to Client's Account Debtor in accordance with (i) the terms of the relevant contract between the Client and its Account Debtor, (ii) the Client's credit and collection policy in existence on the date that SLF purchased the Account from the Client, or as amended with the consent of SLF; and (iii) applicable law; provided, however, that the Client shall obtain the prior consent of SLF before commencing any legal action to enforce against any Account Debtor of Client in respect of Accounts purchased by SLF.

7. Client shall promptly notify SLF of any information with respect to Account Debtors which indicates a collection or Credit Problem, including, without restricting the foregoing, any attachment, seizure or any other legal process levied upon or against any of Client's Account Debtors;

8. The Client shall, as soon as practicable following demand by SLF, deliver to SLF, or such Person as SLF may direct, copies of all records in its possession relating in any way to Accounts and Corresponding Rights purchased by SLF.

9. To the extent the records referred to in section 8 consist in whole or in part of computer programs which are leased by the Client, the Client shall, upon the demand of SLF, use its best efforts to arrange for the license or sublicense of such programs to SLF to the extent permitted by the terms of such licence for the sole use of SLF or its agent in facilitating the collection of the applicable Accounts.

10. The Client shall, as agent for SLF to the extent permitted by law, collect and remit directly to the appropriate taxing authority all sales, social services, goods and services and similar or other taxes paid by an Account Debtor to the Client relating to Accounts and prepare and file all returns and reports required in respect thereof.

11. The Client shall mark the records relating to Accounts purchased by SLF in an appropriate manner to clearly designate them to be the property of SLF.

12. The Client shall not be paid any fee by SLF or any other Person in respect of its duties as administrative and collection agent for Accounts purchased by SLF.

EXECUTED AND ACCEPTED this 7th day of February, 2000.

/s/ S.L.F. SALES LINKED FINANCE LTD.


By:_____________________________

insert Client's full corporate name

/s/ Yak Communications Canada Inc.


By:_____________________________

                                ADDENDUM NO. 9
                        (SECTION 9.1 OF THE AGREEMENT)


RECOURSE FACTORING                 (For use in a "recourse factoring agreement")

This addendum, as referenced in the agreement dated February 7, 2000 between Yak Communications Canada Inc. and Sales Linked Finance Ltd. (the "Agreement"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum no. 1.

RECOURSE

SLF shall have recourse against Client when an Account is not paid by an Account Debtor for any reason whatsoever, including, without limitation, in the following instances:

(a) Account Debtor shall become insolvent or commit an act of bankruptcy or make an assignment or bulk sale of its assets;

(b) Account Debtor shall admit in writing or verbally its inability to pay its debts as they become due;

(c) Client has breached any warranties, representations, covenants or promises in the Agreement with regard to the unpaid Account or otherwise;

(d) Client and Account Debtor are involved in a dispute of any kind, regardless of its merits or validity; or

(e) Account Debtor asserts a claim, counterclaim, right of set-off or cross-claim of any kind whatsoever against Client or SLF.

EXECUTED AND ACCEPTED this 7th day of February, 2000.

/s/ S.L.F. SALES LINKED FINANCE LTD.

By:_____________________________

insert Client's full corporate name

/s/ Yak Communications Canada Inc.

By:_____________________________